Exhibit 99.1

Neiman Marcus Group LTD LLC Reports Third Quarter Results

DALLAS--(BUSINESS WIRE)--June 12, 2015--Neiman Marcus Group LTD LLC today reported financial results for the third quarter of fiscal year 2015. For the 13 weeks ended May 2, 2015, the Company reported total revenues of $1.22 billion compared to $1.16 billion in the prior year. Comparable revenues increased 2.2 percent. The Company reported net earnings of $19.8 million for the third quarter of fiscal year 2015 compared to a net loss of $8.0 million in the prior year.

EBITDA for the third quarter of fiscal year 2015 was $185.7 million compared to EBITDA of $149.1 million for the third quarter of fiscal year 2014. Excluding purchase accounting and certain transaction related and other expenses as further described on page 8 of this release, Adjusted EBITDA for the third quarter of fiscal year 2015 was $202.6 million compared to Adjusted EBITDA of $194.4 million in the third quarter of fiscal year 2014.

For the 39 weeks ended May 2, 2015, the Company reported total revenues of $3.93 billion compared to $3.73 billion in the prior year. Comparable revenues increased 4.5 percent. The Company reported net earnings of $47.8 million for the 39 weeks ended May 2, 2015 compared to a net loss of $105.1 million in the prior year.

EBITDA for the 39 weeks ended May 2, 2015 was $543.9 million compared to EBITDA of $252.2 million for the 39 weeks ended May 3, 2014. Excluding purchase accounting and certain transaction related and other expenses as further described on page 8 of this release, Adjusted EBITDA for the 39 weeks ended May 2, 2015 was $602.7 million compared to Adjusted EBITDA of $587.1 million for the 39 weeks ended May 3, 2014.

Other Items

In October 2014, the Company acquired MyTheresa, a luxury retailer headquartered in Munich, Germany. The operations of MyTheresa are primarily conducted through the MyTheresa.com global luxury website. The Company’s revenues for the thirty-nine weeks ended May 2, 2015 include revenues from MyTheresa of $80.6 million.

On October 25, 2013, the Company announced the completion of the acquisition of Neiman Marcus by an investor group led by Ares Management LLC and Canada Pension Plan Investment Board. The accompanying consolidated statements of operations and related information present the Company’s results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The acquisition has been recorded for accounting purposes as of November 2, 2013.

A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com on Friday, June 12, 2015 beginning at 9:00 a.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com.

Non-GAAP Financial Measures. In this press release, the Company's financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the non-GAAP financial measure Adjusted EBITDA, which excludes items management does not believe are representative of the Company’s ongoing performance. These results are included as a supplement to results provided in accordance with GAAP because management believes these non-GAAP financial measures enhances investors’ ability to analyze trends in the Company's business and, evaluate its performance relative to other companies in its industry. These measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the Company’s use of Adjusted EBITDA as a non-GAAP financial measure, see page 8 of this release.

In addition, the Company has prepared its discussion of the results of operations for the thirty-nine weeks ended May 2, 2015 by comparing the results of operations of the Successor for the thirty-nine weeks ended May 2, 2015 to the combined amounts obtained by adding the operations and cash flows for the Successor twenty-six week period ended May 3, 2014 and the Predecessor thirteen week period ended November 2, 2013. Although this combined presentation does not comply with GAAP, the Company believes that it assists readers in understanding and assessing the trends and significant changes in its results of operations, provides a more meaningful method of comparison and does not impact the drivers of the financial changes between the relevant periods. The combined results of operations have not been prepared on a pro forma basis under applicable regulations and may not reflect the actual results the Company would have achieved absent the Acquisition and may not be predictive of future results of operations.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: weakness in domestic and global capital markets and other economic conditions and the impact of such conditions on the Company’s ability to obtain credit; general economic and political conditions or changes in such conditions, including relationships between the United States and the countries from which the Company sources its merchandise; economic, political, social or other events resulting in the short- or long-term disruption in business at the Company’s stores, distribution centers or offices; changes in the Company’s relationships with customers due to, among other things, its failure to protect customer data, comply with regulations surrounding information security and privacy, provide quality service and competitive loyalty programs or provide credit pursuant to its proprietary credit card arrangement; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in the demographic or retail environment; changes in consumer preferences or fashion trends; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities and other debt instruments; the ability to refinance the Company’s indebtedness under its senior secured credit facilities and other debt instruments and the effects of any refinancing; the effects upon the Company of complying with the covenants contained in its senior secured credit facilities and other debt instruments; restrictions on the terms and conditions of the indebtedness under the Company’s senior secured credit facilities and other debt instruments may place on the Company’s ability to respond to changes in its business or to take certain actions; competitive responses to the Company’s loyalty program, marketing, merchandising and promotional efforts or inventory liquidations by vendors or other retailers; changes in the financial viability of the Company’s competitors; seasonality of the retail business; adverse weather conditions or natural disasters, particularly during peak selling seasons; delays in anticipated store openings and renovations; the Company’s success in enforcing its intellectual property rights; changes in the Company’s relationships with designers, vendors and other sources of merchandise, including changes in the level of merchandise and/or changes in the form in which such merchandise is made available to us for resale; delays in receipt of merchandise ordered due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such merchandise; changes in foreign currency exchange or inflation rates; significant increases in paper, printing and postage costs; changes in key management personnel and the Company’s ability to retain key management personnel; changes in the Company’s relationships with certain of our buyers or key sales associates and the Company’s ability to retain our buyers or key sales associates; changes in government or regulatory requirements increasing the Company’s costs of operations; litigation that may have an adverse effect on the Company’s financial results or reputation; terrorist activities in the United States and elsewhere; the impact of funding requirements related to the Company’s pension plan; the Company’s ability to provide credit to its customers pursuant to its proprietary credit card arrangement, including any future changes in the terms of such arrangement and/or legislation impacting the extension of credit to its customers; and the design and implementation of new information systems as well as enhancements of existing systems.

These and other factors that may adversely affect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	May 2, 2015	May 3, 2014 (1)
	(Successor)	(Successor)
ASSETS
Current assets:
Cash and cash equivalents	$82,211	$115,818
Merchandise inventories	1,173,262	1,053,450
Other current assets	142,390	188,710
Total current assets	1,397,863	1,357,978

Property and equipment, net	1,439,657	1,363,521
Goodwill and intangible assets, net	5,893,347	5,851,153
Other assets	140,578	167,570
Total assets	$8,871,445	$8,740,222

LIABILITIES AND MEMBER EQUITY
Current liabilities:
Accounts payable	$280,285	$261,928
Accrued liabilities	457,504	438,906
Current portion of long-term debt	29,426	29,426
Total current liabilities	767,215	730,260

Long-term liabilities:
Asset-based revolving credit facility	150,000	45,000
Long-term debt	4,558,612	4,587,824
Deferred income taxes	1,500,914	1,566,554
Other long-term liabilities	439,994	319,052
Total long-term liabilities	6,649,520	6,518,430

Total member equity	1,454,710	1,491,532
Total liabilities and member equity	$8,871,445	$8,740,222

(1) The Company’s condensed consolidated financial statements as of May 3, 2014 and for the thirteen and thirty-nine weeks then ended have been recast to reflect the final purchase accounting adjustments reflected in the Company’s consolidated balance sheet as of August 2, 2014.

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(in thousands)	May 2, 2015	May 3, 2014 (1)	May 2, 2015	May 3, 2014 (1)
	(Successor)	(Successor)	(Successor)	(Combined)
Revenues	$1,220,100	$1,164,720	$3,928,416	$3,726,651
Cost of goods sold including buying and occupancy costs	755,034	748,961	2,502,553	2,487,293
Selling, general and administrative expenses	285,689	271,430	894,666	842,383
Income from credit card program	(11,899)	(13,222)	(40,752)	(43,104)
Depreciation expense	48,070	36,639	136,590	107,570
Amortization of intangible assets	16,035	36,017	66,764	79,285
Amortization of favorable lease commitments	13,640	13,525	40,675	31,519
Other expenses	5,571	8,418	28,080	187,908

Operating earnings	107,960	62,952	299,840	33,797

Interest expense, net	72,844	82,222	217,919	197,396

Earnings (loss) before income taxes	35,116	(19,270)	81,921	(163,599)

Income tax expense (benefit)	15,296	(11,266)	34,090	(58,474)

Net earnings (loss)	$19,820	$(8,004)	$47,831	$(105,125)

(1) The Company’s condensed consolidated financial statements as of May 3, 2014 and for the thirteen and thirty-nine weeks then ended have been recast to reflect the final purchase accounting adjustments reflected in the Company’s consolidated balance sheet as of August 2, 2014.

NEIMAN MARCUS GROUP LTD LLC
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(dollars in millions)	May 2, 2015	May 3, 2014 (1)	May 2, 2015	May 3, 2014 (1)
	(Successor)	(Successor)	(Successor)	(Combined)
Capital expenditures	$63.6	$42.1	$183.0	$111.6

Depreciation expense	$48.1	$36.6	$136.6	$107.6
Amortization of intangibles	$29.7	$49.5	$107.4	$110.8

Rent expense	$28.0	$26.1	$85.9	$76.6

EBITDA*	$185.7	$149.1	$543.9	$252.2
Adjusted EBITDA*	$202.6	$194.4	$602.7	$587.1

* For an explanation of EBITDA and Adjusted EBITDA, see “Non-GAAP Financial Measures”.

(1) The Company’s condensed consolidated financial statements as of May 3, 2014 and for the thirteen and thirty-nine weeks then ended have been recast to reflect the final purchase accounting adjustments reflected in the Company’s consolidated balance sheet as of August 2, 2014.

NEIMAN MARCUS GROUP LTD LLC
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

The following table reconciles net earnings (loss) as reflected in the Company’s condensed consolidated statements of operations prepared in accordance with GAAP to EBITDA and Adjusted EBITDA (figures may not sum due to rounding):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(dollars in millions)	May 2, 2015	May 3, 2014 (1)	May 2, 2015	May 3, 2014 (1)
	(Successor)	(Successor)	(Successor)	(Combined)
Net earnings (loss)	$19.8	$(8.0)	$47.8	$(105.1)
Income tax expense (benefit)	15.3	(11.3)	34.1	(58.5)
Interest expense, net	72.8	82.2	217.9	197.4
Depreciation expense	48.1	36.6	136.6	107.6
Amortization of intangible assets and favorable lease commitments	29.7	49.5	107.4	110.8
EBITDA	$185.7	$149.1	$543.9	$252.2
Amortization of inventory step-up and other impacts of acquisitions	6.2	33.5	15.0	136.2
Transaction and other costs	2.0	-	15.1	162.6
Non-cash stock based compensation	2.1	2.4	6.4	7.3
Equity in loss of foreign e-commerce retailer	-	1.6	-	5.1
Expenses related to cyber-attack	1.3	4.5	4.1	8.6
Management fee due to Former Sponsors	-	-	-	2.8
Expenses incurred in connection with openings of new stores/remodels of existing stores	3.0	1.0	9.3	3.6
Other non-recurring expenses	2.2	2.4	8.8	8.7
Adjusted EBITDA	$202.6	$194.4	$602.7	$587.1

To supplement the Company’s financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), it uses EBITDA and Adjusted EBITDA to monitor and evaluate the performance of its business and believes the presentation of these measures enhances investors’ ability to analyze trends in its business and evaluate its performance relative to other companies in its industry. The Company defines (i) EBITDA as earnings before interest, taxes, depreciation and amortization and (ii) Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not believe are representative of the Company’s ongoing performance. These financial metrics are not presentations made in accordance with GAAP.

EBITDA and Adjusted EBITDA should not be considered as alternatives to operating earnings or net earnings (loss) as measures of operating performance. In addition, EBITDA and Adjusted EBITDA are not presented as and should not be considered as alternatives to cash flows as measures of liquidity. EBITDA and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.

These limitations include the fact that EBITDA and Adjusted EBITDA: exclude certain tax payments that may represent a reduction in cash available to the Company; in the case of Adjusted EBITDA, exclude certain adjustments for purchase accounting; do not reflect changes in, or cash requirements for, our working capital needs, capital expenditures or contractual commitments; do not reflect our significant interest expense; and do not reflect the cash requirements necessary to service interest or principal payments on the Company’s debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as comparative measures.

(1) The Company’s condensed consolidated financial statements as of May 3, 2014 and for the thirteen and thirty-nine weeks then ended have been recast to reflect the final purchase accounting adjustments reflected in the Company’s consolidated balance sheet as of August 2, 2014.

CONTACT:
Neiman Marcus Group LTD LLC
Stacie Shirley, 214-757-2967
Senior Vice President – Finance
and Treasurer
or
Mark Anderson, 214-757-2934
Director – Finance